EXHIBIT 10.11

BUILDING LOAN AGREEMENT

Date: July 1, 2005

Borrower: Simulaids, Inc., a New York corporation

Organizational Identification Number (if any): N/A (Note: This number is not the same as the Taxpayer Identification Number.)

Chief executive office: 16 Dixon Avenue, Woodstock, New York, 12498. Copies to The Aristotle Corporation, Attention: CFO, 901 Janesville Avenue, Fort Atkinson, WI, 53538, and The Aristotle Corporation, Attention: President and General Counsel, 96 Cummings Point Road, Stamford, CT, 06902

Lender: M&T REAL ESTATE TRUST, a Maryland real estate investment trust, having its chief executive office at One Fountain Plaza, Buffalo, New York 14203.

WHEREAS, the Borrower has applied to the Lender for a loan in the principal sum of Four Million Three Hundred Twenty Four Thousand Nine Hundred Eighty Five Dollars ($4,324,985.00) (the "Loan Amount") to be evidenced by a certain note made by the Borrower on or about the date of this Agreement and secured by a certain mortgage given by the Borrower and Ulster County Industrial Development Agency ("UCIDA") dated the same date, creating a lien on the premises described in Schedule "A" attached;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Borrower and the Lender agree as follows:

  REFERENCE TO DEFINITIONS. For purposes of this Agreement, each of the following terms has the meanings set forth below. Additionally, other capitalized terms have the meanings assigned to them in this Agreement where they first appear.

    Advance: Funds delivered to the Borrower by the Lender from time to time in accordance with this Agreement.

    Advance Request: A request of the Borrower for an Advance in form and substance satisfactory to the Lender.

    Architect: The architect specified as such on Exhibit A attached to and made a part of this Agreement, or such other architect as is engaged by the Borrower and approved by the Lender.

    Building Loan: That portion of the Loan, in the amount specified on Exhibit A attached to and made a part of this Agreement, to be used by the Borrower to pay Project Costs.

    Completion Date: The date specified as such on Exhibit A attached to and made a part of this Agreement.

    Completion of Construction: The date when (i) the Improvements have been completed in accordance with the Plans and Specifications, as certified by the Architect pursuant to a certificate of substantial completion and by the Engineer; and (ii) a permanent certificate of occupancy or its equivalent has been issued for the Improvements by the appropriate Governmental Authority confirming completion of construction of the Improvements sufficient to allow legal occupancy.

    Construction Contract: The general construction contract between the Borrower and the General Contractor for the rendering of all services and the furnishing of all materials for the construction of the Improvements, together with any other or additional construction contracts entered into in connection with the construction of the Improvements, in all cases satisfactory in form and substance to the Lender.

    Construction Documents: The Construction Contract and all subcontracts and related documents.

    Engineer: The engineer specified as such on Exhibit A attached to and made a part of this Agreement, or such other engineer as is engaged by the Lender who may be an employee or officer of the Lender.

    Event of Default: The occurrence of any event described in Section 8.1 hereof.

    Final Advance Date: The date specified as such on Exhibit A attached to and made a part of this Agreement.

    General Contractor: The contractor specified as such on Exhibit A attached to and made a part of this Agreement, or such other general contractor as is engaged by the Borrower and approved by the Lender.

    Governmental Authority: The United States of America, the State of New York, the county and municipality specified as such on Exhibit A attached to and made a part of this Agreement, and any political subdivision of any of them, and any agency, department, court, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Land, the Improvements, the Project or the Borrower.

    Improvements: All buildings, structures and other improvements on the Land and the improvements to be constructed specified as such on Exhibit A attached to and made a part of this Agreement.

    Land: The approximate acreage of real property specified as such on Exhibit A attached to and made a part of this Agreement, together with all easements and other rights appurtenant thereto, located at the address specified as such on Exhibit A attached to and made a part of this Agreement, more particularly described in Schedule A to the Mortgage.

    Non-Cost of Improvement Costs: All costs in connection with the acquisition of title to the Land and other costs items not constituting "cost of improvement" under Subdivision 5 of Section 2 of the New York Lien Law.

    Non-Cost of Improvement Loan: That portion of the Loan, in the amount specified on Exhibit A attached to and made a part of this Agreement, to be used by the Borrower to pay Non-Cost of Improvement Costs.

    Loan: The loan to be made pursuant to this Agreement in the maximum principal amount of the Loan Amount.

    Loan Documents: This Agreement, the Note, the Mortgage, the Survey, the Title Insurance Policy and all other instruments, certificates, legal opinions and documents executed and delivered by either or both of the Borrower or the Lender in connection with the Loan.

    Mortgage: The Mortgage dated on or about the date hereof between the Borrower, UCIDA and the Lender; as amended and supplemented from time to time.

    Note: The Note dated on or about the date on hereof from the Borrower to the Lender evidencing the Loan and all extensions, renewals and modifications thereof.

    Permitted Exceptions: The title exceptions listed in the Title Insurance Policy on the date of this Agreement.

    Person: An individual, partnership, corporation, trust, estate, unincorporated association, syndicate, joint venture or organization, or a government or any department or agency thereof.

    Plans and Specifications: The construction drawings and specifications for the Improvements to be constructed prepared by the Architect and to be submitted by the Borrower and approved by the Lender and by the Engineer; and all amendments and modifications thereof approved by the Lender and by the Engineer.

    Project: The Improvements existing, proposed to be constructed and actually constructed on the Land.

    Project Costs:

      all costs of engineering and architectural services with respect to the Project, including the cost of test borings, surveys, estimates, plans and specifications and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of, and the making of alterations, renovations, additions and improvements in connection with, the completion of the Project;

      all costs paid or incurred for labor; materials, services, supplies, machinery, equipment and other expenses and to contractors, suppliers, builders and materialmen in connection with the completion of the Project;

      all costs of surety bonds and of insurance that may be required or necessary during the period of Project construction;

      all costs of title insurance;

      the interest due and payable on the Loan during the construction of the Project;

      all costs which the Borrower shall be required to pay, under the terms of any contract or contracts, for the completion of the Project, including any amounts required to reimburse the Borrower for advances made for any item otherwise constituting a Project Cost or for any other costs incurred and for work done which are properly chargeable to the Project; and

      all other costs and expenses relating to the completion of the Project.

    Project Fund: The fund established by the Borrower with the Lender pursuant to Section 7.4 of this Agreement.

    Subcontractor: Each subcontractor or materialman engaged to perform work, labor or services or to furnish materials, supplies or equipment in connection with the Project.

    Survey: A plan of the Land, in form and substance satisfactory to the Lender; prepared by a surveyor registered in the State of New York and approved by the Lender and certified to the Lender and to the Title Insurer.

    Title Insurance Policy: The title insurance policy required by Section 7.1 of this Agreement.

    Title Insurer: The issuer of the Title Insurance Policy.

    Utility Company: Any Person who constructs or installs a Utility Service.

    Utility Service: Any utility service necessary for the construction of the Improvements and the development and planned use of the Project including, without limitation, sanitary sewer; storm sewer; water; electricity, gas and telephone service.

  THE LOAN.

    Making and Obtaining the Loan. Upon and subject to each term and condition of this Agreement, the Lender shall make the Loan to the Borrower, and the Borrower shall obtain the Loan from the Lender. The principal amount of the loan shall be equal to the Loan Amount.

    Termination of Obligation. Any obligation of the Lender to make the Loan or any Advance shall terminate no later than the Final Advance Date.

  REPRESENTATIONS AND WARRANTIES. Except as fully and accurately described in Exhibit A attached to and made a part of this Agreement, the Borrower represents and warrants that:

    Due Formation and Capacity of Borrower. The Borrower is duly organized, validly existing and in good standing under the laws of the State of New York, and has the full power and authority to own and operate its properties, to conduct its business as now being conducted, to execute and deliver the Loan Documents and the Construction Documents and to perform its obligations thereunder.

    Compliance with Law; Authority. The Borrower, in connection with the execution and delivery of the Loan Documents and the Construction Documents, has complied in all material respects with each applicable statute, regulation and other law, each applicable judgment, order and award of any Governmental Authority and each agreement to which it is a party or by which it or any of its business or properties is bound, and the execution and delivery by the Borrower of the Loan Documents and the Construction Documents, and the performance thereunder, has been duly authorized by all action necessary or requisite on the part of the Borrower.

    No Conflicts or Defaults. Neither the execution, delivery nor performance by the Borrower of the Loan Documents or the Construction Documents does or will, with the giving of notice or the lapse of time or both, (i) conflict with or constitute a default under any applicable statute, regulation or other law, any applicable judgment, order or award of any Governmental Authority or any agreement to which it is a party or by which it or any of its business or properties is bound or (ii) result in the creation or imposition of any lien or encumbrance upon any property of the Borrower, the Land, the Improvements or the Project.

    Litigation. There are no pending or, to Borrower's knowledge, threatened actions, suits or proceedings, at law or in equity, or governmental investigations (or any basis for any such action, suit, proceeding or investigation known to the Borrower) (i) which affect the Borrower, the Land, the Improvements, the Project, the validity or enforceability of the Loan Documents or the Construction Documents or the priority of the lien of the Mortgage (ii) which question the capacity or authority of the Borrower or its ability to execute, deliver and perform the provisions of the Loan Documents or the Construction Documents or (iii) which, if determined adversely to the Borrower, would materially and adversely affect its business or financial condition.

    Permits and Approvals. Other than DEC air permits and final building permits, all licenses, permits, consents, approvals and authorizations required by any Governmental Authority or other Person for the construction of the Improvements and the development and planned use of the Project have been obtained and are valid and in full force and effect.

    Plans and Specifications. (i) The Plans and Specifications have been delivered to, reviewed by and approved by the Architect and, to the extent required, by any Governmental Authority or other Person and (ii) the construction of the Improvements and the development and planned use of the Project comply with all applicable statutes, regulations and other laws (including, without limitation, all applicable zoning codes and ordinances and environmental, ecological and landmark laws) and all applicable deed restrictions.

    Survey. Each Survey delivered to the Lender pursuant to this Agreement is a true, correct and complete representation of the Land, the Improvements and the Permitted Exceptions as of the date of such Survey.

    Utilities. All Utility Services are available at reasonable expense and at the title lines of the Land.

    Condemnation. There are no pending condemnation, expropriation, eminent domain or similar proceedings affecting the Land or any portion thereof and the Borrower has not received any written or oral notice of any such proceedings and has no knowledge that any such proceedings are contemplated.

    Insurance and Surety Bonds. Each of the insurance policies and surety bonds required to be obtained by the Borrower pursuant to Section 4.2 of this Agreement or the Mortgage has been obtained and is in full force and effect, and all premiums due thereunder have been paid. No notice has been received from any insurer that issued any such policy, or any agent, broker or representative of any such insurer, stating in effect that any such policy (i) will not be renewed, (ii) will be renewed only at a higher premium than is presently being paid for such policy or (iii) will be renewed only with lesser or less complete coverage than is presently provided.

    No Default. No event has occurred and/or is continuing which constitutes, or which, with the giving of notice or the lapse of time or both, would constitute, an Event of Default.

    Enforceability. Each of the Loan Documents and the Construction Documents to which the Borrower is a party is in full force and effect and is valid, binding and enforceable upon the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws generally affecting creditor's rights.

    Affirmation of Representations and Warranties. Each Advance Request presented to the Lender in accordance with Section 7 of this Agreement shall constitute an affirmation by the Borrower that the representations and warranties made in this Section remain true and correct in all material respects as of the date of such Advance Request (other than those representations and warranties which speak as to a particular date, as to which such representations and warranties were true and correct as of the day made).

  AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower shall do the following (unless the Borrower has otherwise obtained the prior written consent of the Lender not to do so):

    Accounting. Maintain true and correct financial books and records on an accrual basis for the Project and maintain adequate reserves for all contingencies. If requested by the Lender, the Borrower shall submit to the Lender at such times as the Lender shall request a statement that accurately details the application of all proceeds of the Loan and other funds expended to date in connection with the development of the Project, as well as the Borrower's best estimate of the funds needed to complete the development of the Project (including all direct and indirect costs associated therewith) and the source of those funds.

    Insurance and Surety Bonds. Maintain (or require others to maintain on its behalf) in full force and effect all insurance and surety bonds in connection with the construction of the Improvements required by law or requested by the Lender; including, without limitation, public liability insurance, owners and contractors protective liability coverage, property damage insurance, workers compensation insurance and builder's risk insurance and payment and performance surety bonds. Such insurance and surety bonds shall be provided in such amounts, for such periods, in such form, with such special endorsements, on such terms and by such insurers and sureties as shall be reasonably satisfactory to the Lender; with the Lender being named as an additional insured under any liability policy, a mortgagee under any hazard policy and a dual obligee under any surety bond. The approval by the Lender of such insurance or surety bonds shall not be deemed or construed as an approval by the Lender of the form, sufficiency or amount of such insurance or surety bonds. The Lender does not in any way represent that such insurance or surety bonds, whether in scope or coverage or limits of coverage, is adequate or sufficient to protect the business or interest of the Borrower.

    Cooperation. Use commercially reasonable efforts to bring about the timely Completion of Construction and resolve all disputes arising during the construction of the Improvements in a manner that will allow work to proceed expeditiously in order to complete the Improvements on or before the Completion Date.

    Expenses. Pay to the Lender or its agents on demand each cost and expense incurred by the Lender or its agents in connection with the making, disbursement and administration of the Loan, the exercise of any of its rights or remedies under the Loan Documents, and any other matters related to the transactions contemplated hereby, including but not limited to charges and expenses of the Title Insurer relating to the examination of title, title insurance premiums, title continuation and other lien searches, settlement and escrow charges, recording charges, transfer; documentary, ad valorem and mortgage taxes, attorneys' fees and disbursements, fees and disbursements of the Engineer and all other reasonable fees for services. If not paid by the Borrower promptly, the amount of such costs and expenses may be deducted by the Lender from monies to be advanced under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement and the repayment of the Loan.

    Indemnification. Defend, indemnify and hold harmless the Lender and its employees, agents, officers and directors from and against any claims arising out of, or in any way related to, any violations of any statute, regulation or other law, any final judgment, order or award of any Governmental Authority or any deed restriction or any defective workmanship or materials in the construction of the Improvements. The provisions of this paragraph shall survive the termination of this Agreement and the repayment of the Loan.

    Application of Loan Proceeds. Apply the proceeds of the Building Loan only to pay Project Costs and the proceeds of the Non-Cost of Improvement Loan only to pay Non-Cost of Improvement Costs; provided, however, that nothing in this Agreement is intended to negate or supersede the trust fund provisions of Section 13 of the New York Lien Law to which the Loan is subjected pursuant to the provisions of Section 9.1 of this Agreement.

    Change in Circumstance. Promptly notify the Lender in writing of any change in any fact or circumstance represented or warranted by the Borrower in this Agreement or in any other Loan Document.

    Notices. Forward to the Lender copies of all notices given or received by the Borrower to or from the Architect, the Engineer, the General Contractor, any Subcontractor or any Governmental Authority with respect to the Project (including, without limitation, notices of nonconforming construction and notices of inability to perform the terms of any contract or agreement), promptly upon the giving or receipt of such notice.

    Signs and Publicity. Promptly upon request by the Lender, construct and erect a sign upon the Land disclosing that the Lender is providing the financing for the construction of the Improvements, which sign shall be constructed, located and erected in accordance with the Lender's specifications therefor. The Lender shall have the right to use the name of the Project and the Borrower in any publicity or advertising prepared by the Lender; provided that Borrower shall have the opportunity to review and comment upon any public disclosure of its name or discussion of the Project prior to the public dissemination of such disclosure.

    Further Assurances. Promptly upon request by the Lender; execute and deliver each writing, and take each other action, that the Lender shall deem reasonably necessary or desirable at the sole option of the Lender (i) to accomplish any purpose of this Agreement or (ii) in connection with any transaction contemplated by this Agreement.

  NEGATIVE COVENANTS. During the term of this Agreement, the Borrower shall not, without the prior written consent of the Lender (which shall not be unreasonably held) do, attempt to do, or agree or otherwise incur, assume or have any obligation to do, any of the following:

    Assignment. Assign any Loan Document or any Construction Document.

    Commencement of Construction. Perform, permit or suffer to occur any construction of the Improvements prior to the filing of this Agreement and the recordation of the Mortgage.

    Priority. Allow the Mortgage to cease being a valid first mortgage lien on the Land, the Improvements or the Project.

    Encroachments. Allow the Improvements to encroach upon any street or adjoining property or upon any easement or right-of-way.

  CONSTRUCTION MATTERS.

    Construction.

      The Borrower shall commence the construction of the Improvements within thirty (30) days after the date of this Agreement and shall complete all such construction on or before the Completion Date;

      The Borrower shall diligently prosecute the construction of the Improvements in accordance with the Plans and Specifications, in a good and workmanlike manner and in full compliance with all requirements of any Governmental Authority and the appropriate board of fire underwriters or similar body acting in and for the locality in which the Project is located;

      No material changes in the Plans and Specifications or the other Construction Documents shall be effective unless approved in writing by the Lender. The Borrower shall obtain all additional approvals required from other Persons of any changes in the Plans and Specifications or the other Construction Documents. Depending on the scope of the changes, the Lender shall have between five (5) and fifteen (15) days after receipt by it and by the Engineer of all documentation pertaining to any change referred to in this subsection within which to evaluate any such change, and will not be required to consider approving any such change unless all additional approvals which, in the Lender's judgment, are required from other Persons have been obtained. If the Lender in its reasonable judgment determines that any change may increase the cost of the construction of the Improvements, the Lender may require the Borrower to deposit additional funds with the Lender sufficient to cover such increased costs as a condition to giving its approval, such funds to be held by the Lender and disbursed in the same manner as an Advance pursuant to Section 7 of this Agreement; and

      The Borrower shall promptly comply, and cause the General Contractor and each Subcontractor to promptly comply, with all instructions of the Architect and the Engineer relating to the Project in accordance with the Construction Documents and the terms and conditions of this Agreement.

    Construction Documents.

      As additional security for the obligations secured by the Mortgage, the Borrower hereby transfers and collaterally assigns to the Lender all of the Borrower's right, title and interest in and to the Construction Documents (solely to the extent such assignment is permitted under the Construction Documents), and all copies thereof, subject to the limitations on the Lender's responsibility as hereinafter set forth;

      Anything herein contained to the contrary notwithstanding, (A) the Borrower shall remain liable under the Construction Documents to perform all of the Borrower's obligations thereunder in accordance with and pursuant to the terms and provisions thereof, (B) the obligations of the Borrower under the Construction Documents may be performed by the Lender or its assignee without releasing the Borrower therefrom and without resulting in any assumption of said obligations by the Lender or its assignee, and (C) the Lender shall have no obligation or liability under the Construction Documents by reason of or arising out of the assignment contained in this Agreement, nor shall the Lender be required or obligated in any manner to perform or fulfill any obligations of the Borrower under or pursuant to the Construction Documents including, without limitation, the Borrower's obligation to pay the General Contractor; and

      The Lender is irrevocably and unconditionally authorized to take, and the Borrower irrevocably and unconditionally appoints the Lender as the attorney-in-fact of the Borrower, with full power of substitution and of revocation, to take, upon the occurrence or existence of an Event of Default (following any agreed upon cure periods), in the name of the Borrower or otherwise at the sole option of the Lender, each action relating to the Construction Documents that, subject to this Agreement, the Borrower could take in the same manner, to the same extent and with the same effect as if the Borrower were to take such action. Such power of attorney is coupled with an interest in favor of the Lender. Without limiting the generality of the first sentence of this subsection, pursuant to such authorization and as such attorney-in-fact, the Lender may, in the name of the Borrower or otherwise at the sole option of the Lender (A) make, execute, complete and deliver to the General Contractor and the Architect all such documents as the Lender shall reasonably consider necessary or appropriate to complete the construction of the Improvements under the Construction Documents, (B) make all payments to the General Contractor as the Lender shall reasonably consider necessary or appropriate under the Construction Documents, (C) file any claims or take any actions or institute any proceedings which the Lender may deem to be reasonably necessary or appropriate in connection with the Construction Documents, and (D) generally, do, execute and perform any other act, matter or thing whatsoever that, in the good faith opinion of the Lender, ought to be done, executed and performed in connection with the Construction Documents, as fully as the Borrower could do in such situation.

    Contractors and Subcontractors.

      The Borrower shall, upon the request of the Lender, promptly furnish to the Lender and the Engineer (A) a list of all unpaid bills with respect to any work, labor or services or the furnishing of any materials, supplies or equipment in connection with the construction of the Improvements and (B) certificates or acknowledgments of payment with respect to any such work, labor or services fully performed or any such materials, supplies or equipment furnished.

      The Borrower shall furnish, or cause the General Contractor to furnish, to the Lender and the Engineer for prior approval, the name and address of each proposed Subcontractor and a copy of the proposed form of each subcontract.

    Inspection and Right to Stop Work.

      The Lender and the Engineer shall have the right at any reasonable time to enter the Land and the Improvements and inspect the construction and all other matters relating to the construction of the Improvements. The Lender shall also have the right, upon reasonable notice to the Borrower, and during normal business hours, to examine, copy and audit the books, records, accounting data and other documents of the Borrower and the General Contractor and each Subcontractor relating to the construction of the Improvements which are in Borrower's possession;

      The Lender shall be under no duty to examine, supervise or inspect the Plans and Specifications or the construction of the Improvements or to examine any books, records, accounting data or other documents. Any inspection or examination by the Lender is for the sole purpose of protecting the Lender's security and preserving the Lender's rights under this Agreement. No default by the Borrower will be waived by any such inspection or examination. In no event will any such inspection or examination be a representation by the Lender that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship; and

      If the Lender in good faith believes that (A) any work or materials do not conform to the Plans and Specifications or sound building practice or otherwise depart from any of the requirements of this Agreement, (B) the consent of any Person as to any aspect of the construction of the Improvements is required, but has not been obtained or (C) there has occurred or existed an Event of Default (which has not been cured), the Lender may require the work to be stopped and may withhold subsequent Advances until such matter is corrected to Lender's reasonable satisfaction. In such event, the Borrower shall promptly correct such matter. Any such action by the Lender shall not affect the Borrower's obligations to complete the Improvements on or before the Completion Date.

    Protection Against Lien Claims. The Borrower shall promptly pay and discharge all charges for the performance of any work, labor or services or the furnishing of any materials, supplies or equipment in connection with the construction of the Improvements, and shall promptly notify the Lender in writing of any material dispute with the General Contractor or any Subcontractor.

  DISBURSEMENT MATTERS.

    Conditions Precedent to the First Advance. The obligation of the Lender under this Agreement to make the first Advance is subject to the fulfillment of the following conditions to the satisfaction of the Lender or its agents, in their sole reasonable discretion:

      The Borrower shall have executed and delivered (or shall have caused to be executed and delivered) to the Lender all of the Loan Documents;

      The Borrower shall have executed and delivered (or shall have caused to be executed and delivered) to the Lender all of the Construction Documents;

      The Borrower shall have delivered to the Lender a print of a currently dated Survey, showing the Project to be free from questions of encroachment, any existing Improvements, the dimensions and total square foot area of the Improvements to be constructed, the location of any footings and foundations of the Improvements to be constructed, all interior lot lines, easements and rights-of-way of record, parking areas, all adjoining public streets and such other information as the Lender or the Title Insurer may require;

      The Borrower shall have delivered to the Lender copies of current receipted tax bills for the Land;

      The Borrower shall have delivered to the Lender the Title Insurance Policy insuring title to the Land in accordance with the terms of the Mortgage and the Lender's interest therein as a valid and enforceable first mortgage lien, subject only to exceptions approved by the Lender and containing (A) full coverage against mechanics' liens (filed and inchoate), (B) no survey exceptions except those theretofore approved by the Lender and (C) a pending disbursements clause and, if such Title Insurance Policy is dated earlier than the date of the first Advance, a continuation of or endorsement to such Title Insurance Policy, in a form approved by the Lender; setting forth no additional exceptions except those approved by the Lender;

      All representations and warranties contained in this Agreement or in any of the other Loan Documents shall be true, correct and complete in all material respects;

      The Borrower shall have performed all material terms and conditions of the Loan Documents;

      The Borrower shall have delivered to the Lender a copy of the policies of insurance and the surety bonds required under this Agreement, the Mortgage or any of the other Loan Documents, together with a certificate from each of the insurers which issued such policies and each of the sureties which issued such surety bonds to the effect that each of such policies and such surety bonds is in full force and effect on or prior to the date of this Agreement and that the current premiums for such policies and bonds have been paid in full for a period of not less than one year from the date of this Agreement;

      The Borrower shall have delivered to the Lender an opinion of counsel satisfactory to the Lender;

      The Borrower shall have delivered to the Lender upon request copies of all soil analysis reports, all soil compaction tests, all environmental reports or statements and all other tests prepared or performed with respect to the Project;

      The Borrower shall have delivered to the Lender proof of compliance with the New York State Environmental Quality Review Act, including, without limitation, copies of all assessment forms, impact statements and notices of negative declaration prepared or issued in connection with the Project;

      The Lender's security interest in all personal property equipment, fixtures, machines, building materials and items of personal property and all appurtenances intended to be acquired by the Mortgagor, as agent of the Ulster County Industrial Development, on or after May 26, 2005 and on or before the Completion Date, in connection with the completion of the Project described in the Mortgage, this Agreement or any of the other Loan Documents shall have been duly perfected and shall be in a first lien position;

      The Borrower shall have delivered to the Lender copies of (A) its charter and other organizational documents and (B) evidence of the taking of each action of the Borrower or of any other Person necessary to authorize the execution, delivery and performance of the Loan Documents;

      No event shall have occurred which constitutes or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

      The Borrower shall have delivered to the Lender evidence satisfactory to the Lender, the Architect and the Engineer that all utilities, including water, electric, gas and telephone, and all storm and sanitary sewer drainage facilities are available at the Land for utilization by the Borrower for the development and use of the Project and that the respective lines and treatment or generating plants are of adequate size and capacity to service the Project;

      The Borrower shall have delivered to the Lender copies of all licenses, permits, consents, approvals and authorizations described in Section 3.5 of this Agreement theretofore obtained and any additional information requested by the Lender with respect thereto; and

      The Borrower shall have delivered to the Lender each additional writing required by any Loan Document or deemed reasonably necessary or advisable by the Lender at the sole reasonable option of the Lender.

    Conditions Precedent to Subsequent Advances. The obligation of the Lender under this Agreement to make any Advance subsequent to the first Advance is subject to the fulfillment of the following additional conditions to the satisfaction of the Lender or its agents, in their sole discretion:

      All of the conditions precedent to the first Advance set forth in Section 7.1 of this Agreement shall have been satisfied as of the date any subsequent Advance is requested;

      If requested by the Lender or the Title Insurer; the Borrower shall have delivered to the Lender a print of an updated Survey dated or re-dated to such dates as the Lender or the Title Insurer may require, showing that the Improvements are being constructed solely on the Land and within all applicable building set-back lines and other restrictions and do not encroach upon or overhang any land not subject to the Mortgage nor upon any easement or right-of-way and showing such other items as the Lender or the Title Insurer may from time to time require;

      The Lender shall have received a notice of title continuation or an appropriate endorsement, conforming to the pending disbursements requirements of the Title Insurance Policy, indicating that the Mortgage is insured to the extent of all prior Advances funded by the Lender and that there has been no change in the state of title theretofore approved by the Lender, which notice or endorsement shall be binding on the Title Insurer to the extent of the aggregate of all Advances previously funded and the Advance to be funded in reliance thereon;

      No portion of the Improvements shall have been damaged by fire or other casualty and not repaired to the condition immediately prior to such casualty, and no condemnation or taking of the Land or any portion thereof shall be pending or threatened;

      The Borrower shall have delivered to the Lender such documentation substantiating the basis for such request as the Engineer and the Lender may reasonably require, together with (A) certificates or acknowledgments of payment from the General Contractor and all Subcontractors with respect to all sums due to them for work, labor or services performed or materials, supplies or equipment furnished in connection with the construction of the Improvements as of the date of the preceding disbursement, (B) releases of lien from all Subcontractors who have fully performed the terms of their respective Subcontracts as of the date of the preceding disbursement, and (C) if requested by the Lender; releases of lien from all other Subcontractors with respect to work performed and materials furnished as of the date of the preceding disbursement;

      The Improvements theretofore constructed shall have been constructed in accordance with the Plans and Specifications and all statutes, regulations and other laws and all licenses, permits, consents, approvals and authorizations required by any Governmental Authority or by any applicable board of fire underwriters or similar bodies acting in and for the locality in which the Project is located, without any material departure therefrom unless otherwise approved by the Lender; and certificates of the Architect and the Engineer to such effect shall have been delivered to and approved by the Lender;

      The business and financial condition of the Borrower shall not have been materially adversely affected in any way; and

      The Architect and Engineer shall have inspected the Improvements and found them to conform to the requirements of this Agreement (such inspections being exclusively for the benefit of Lender and not for the benefit of Borrower or any other Person).

    Conditions Precedent to the Final Advance. The obligation of the Lender under this Agreement to make the final Advance is subject to the fulfillment of the following additional conditions to the satisfaction of the Lender or its agents, in their sole discretion:

      All of the conditions precedent to all prior Advances set forth in Sections 7.1 and 7.2 of this Agreement shall have been satisfied as of the date the final Advance is requested;

      The Lender shall have received a permanent certificate of occupancy or its equivalent issued for the Project by the appropriate Governmental Authority confirming that the Project may be legally occupied for its intended purposes;

      The Lender shall have received an "as built" Survey showing the location of all Improvements, easements, rights-of-way and other matters affecting the Project; and

      The Lender shall have received releases of lien from the General Contractor and all Subcontractors with respect to all sums due to them for work, labor or services performed, or materials, supplies or equipment furnished in connection with the construction of the Improvements.

    Procedures.

      Subject to the conditions set forth in this Section 7, Advances shall be made at such time as, but not more frequently than once in any calendar month (exclusive of any Advance made pursuant to Section 7.6 of this Agreement), for the purposes that, subject to the limitations that, and in such amounts as, the Engineer and the Lender shall determine. All sums disbursed pursuant to any provision of this Agreement shall be deemed to be building loan advances secured by the Mortgage;

      Advances shall be disbursed on such a schedule as to permit the timely payment (less applicable holdbacks) of all requisitions for work, labor or services performed and materials, supplies or equipment furnished pursuant to the Construction Contract (exclusive of any such requisitions for materials, supplies or equipment so furnished but not yet incorporated into the Project, whether or not stored on the Land), duly prepared and submitted by the General Contractor on AIA Document G702 and AIA Document G703, certified to by the Architect and approved by the Engineer; and for non-construction cost items constituting "cost of improvement" under subdivision 5 of Section 2 of the New York Lien Law, as incurred, approved by the Engineer and the Lender, less, in each case involving a construction cost item, a 10% holdback and the total of all prior Advances. It is the intention of the Lender to withhold a net sum equal to 10% of the aggregate amount of such approved requisitions for construction cost items when the work to be performed under the Construction Contract is 100% complete, as certified to by the Architect and approved by the Engineer. The full amount of the withheld portion of such approved requisitions shall be disbursed by the Lender as the final Advance when all the conditions specified in Section 7 of this Agreement have been satisfied. In no event shall the aggregate amount of the Advances exceed the Project Cost unless specifically approved in writing by the Lender and the Engineer;

      The Borrower hereby establishes and shall maintain the Project Fund with the Lender for the sole purpose of receiving and making all Advances under this Agreement. All Advances under this Agreement shall be made by the Lender's depositing the amount thereof into the Project Fund, and all Advances so credited shall be deemed to have been received by the Borrower. For this purpose, the Borrower hereby irrevocably authorizes the Lender to deposit each Advance under this Agreement directly to the credit of the Borrower in the Project Fund;

      Upon being furnished with an Advance Request for an Advance, certified to by the Borrower and approved in writing by the Engineer; the Lender shall deposit the Advance into the Project Fund within three (3) business days after receipt of such Advance Request and all other documentation required in connection with such Advance Request;

      The Advance Request delivered by the Borrower for any Advance following the first Advance shall be deemed a representation and warranty to the Lender that each and every item of cost which was made the basis of the prior Advance and which had not then been paid has since been paid in full;

      The Lender shall have no obligation to make Advances after the occurrence of any Event of Default, but shall have the right and option to do so, and if the Lender elects to make any such Advances, no such Advance shall be deemed to (A) constitute a waiver of any right or remedy under the Loan Documents, or (B) obligate the Lender to make any other Advances; and

      No Advance shall be deemed an approval or acceptance by the Lender of any work, labor or services theretofore performed or of any materials, supplies or equipment theretofore furnished.

    Additional Security. As additional security for the Borrower's obligations under this Agreement and the other Loan Documents, the Borrower irrevocably assigns to the Lender, and grants to the Lender a security interest in, its interest in the Project Fund and all Loan proceeds now or hereafter held by the Lender or its agents, whether or not disbursed, all funds now or hereafter deposited by the Borrower with the Lender or its agents under this Agreement or any of the other Loan Documents, the Borrower's interest in the Plans and Specifications and all copies thereof, to the extent permitted by law, all governmental permits and licenses now or hereafter obtained for the lawful construction and operation of the Improvements and all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of the Improvements. Upon the occurrence of an Event of Default, the Lender, in addition to any other rights and remedies it may have under the Loan Documents or at law or in equity, may apply any funds held by the Lender or its agents against any of the aforesaid obligations (whether or not the same be then due), in such order as the Lender may determine, and may use any of the other property referred to above for any purpose for which the Borrower could have used said property under this Agreement or with respect to the construction of the Improvements.

    Lender Advances Without Request. Upon an Event of Default, the Lender may from time to time make Advances on behalf of the Borrower to itself to pay interest on the payment dates when interest is due and owing in accordance with the terms of the Note, or to pay itself other sums due the Lender pursuant to this Agreement or any of the other Loan Documents, to taxing authorities or insurers to pay taxes or insurance premiums when due, to the General Contractor or any Subcontractor or other creditor of the Borrower, and to pay for the reasonable protection of the Improvements and to complete the Project. Any Advance so made shall be deemed to be an Advance made to and received by the Borrower. The Lender shall notify the Borrower when such an Advance has been made.

    Payments by Lender to Contractors, Subcontractors and other Creditors of Borrower. Upon an Event of Default, the Lender shall have the right (but not the obligation) to make payments hereunder directly to the General Contractor or to any Subcontractor or other creditor of the Borrower for work performed, services rendered or materials supplied by such party in connection with the construction of the Improvements or the development and use of the Project, or by check jointly payable to the General Contractor and any such Subcontractor or other creditor of the Borrower. After written notice to the Borrower, the Lender is hereby authorized by the Borrower (but not obligated) to set aside and pay from the Loan, at the Lender's sole reasonable discretion, a sum sufficient to pay any invoices of the General Contractor or any Subcontractor or other creditor of the Borrower for work performed, services rendered or materials supplied in connection with the construction of the Improvements or the development and use of the Project if, following an Event of Default, the Lender is requested to do so by the General Contractor or any Subcontractor or other creditor of the Borrower.

    Discretion of Lender. Although the obligation of the Lender to make Advances pursuant to this Section 7 is dependent upon the fulfillment of the conditions specified in this Section 7 and subject to the procedures specified in this Section 7, it is acknowledged that the Lender may, in its sole reasonable discretion, make any Advance in the absence of strict compliance with such conditions and procedures from time to time. Without limiting the generality of Sections 9.6 or 9.7 of this Agreement, no such action by the Lender shall in any way affect the ability of the Lender to subsequently require such strict compliance. Nothing in this Section shall be deemed to create any specific rights in favor of any third parties including, without limitation, any beneficiary under Section 22 of the New York Lien Law.

  DEFAULTS AND REMEDIES.

    Events of Default. The following shall be deemed to be Events of Default under this Agreement:

      The Completion of Construction shall not have occurred within 30 days of the Completion Date, or the Borrower shall fail to deliver to the Lender by the Completion Date any of the certificates confirming the Completion of Construction;

      The Project shall have been discontinued for more than thirty (30) days for any reason (other than an event of force majure);

      After Borrower has been given a 30 day opportunity to cure, the Engineer or the Lender shall have determined that the Project has not been completed in a good and workmanlike manner on or before the Completion Date substantially in accordance with the terms and conditions of the Construction Documents and the terms and conditions of the Loan Documents;

      The Borrower shall fail to perform or comply with any term or condition of this Agreement where such failure is not otherwise referred to in Section 8 of this Agreement and such failure shall continue for more than thirty (30) days after written notice thereof by the Lender to the Borrower;

      Any representation or warranty of the Borrower in the Loan Documents or the Construction Documents shall have been materially untrue or incorrect when made, or shall become untrue or incorrect in any material respect;

      Any Survey required by the Lender or the Title Insurer pursuant to this Agreement shall show any violation of any building set-back or other restriction or encroachment or other matter not approved by the Lender or the Title Insurer which is not removed or cured within thirty (30) days after written notice thereof by the Lender or the Title Insurer to the Borrower;

      A default shall occur under any Construction Document;

      Any lien or encumbrance is entered against the Land or the Improvements, except for taxes which are due but not yet payable which Borrower fails to discharge or remove by posting a bond within thirty (30) days after the filing of said lien or encumbrance;

      Any person shall obtain or seek an order or decree in any court of competent jurisdiction seeking to enjoin or delay the construction of the Improvements or to enjoin or prohibit the Lender or the Borrower from carrying out the terms and conditions of any of the Loan Documents, and such proceedings are not discontinued or such decree is not vacated within twenty (20) days after the filing thereof;

      An Event of Default shall occur under the Mortgage, or a default, together with the expiration of any applicable grace period, shall occur under any of the other Loan Documents. Notwithstanding anything to the contrary contained herein, Borrower shall have 30 days after notice from Lender to cure an Event of Default under the Loan Documents, other than payment defaults under the Note, which payment shall include payments due on the Note and for taxes, assessments and insurance;

      The Project or any substantial part thereof shall have been materially damaged or destroyed by fire or other casualty unless the Lender shall have received or be entitled to receive insurance proceeds which, together with any equity funds and other funds provided by or on behalf of the Borrower; shall be sufficient, in the reasonable judgment of the Lender; to effect the satisfactory repair or restoration of such damage or destruction and to permit the completion of the Project on or before the Completion Date;

      The Borrower shall, without the consent of the Lender; assign its rights under this Agreement, or its rights to receive disbursement of monies under this Agreement or any portion thereof or if the Borrower shall by operation of law or otherwise be deprived of its rights under this Agreement;

      The Borrower is unable to satisfy all of the conditions precedent required to be satisfied prior to receipt of any Advance for a period in excess of thirty (30) days;

      Any permit, approval or agreement obtained from or issued by any Governmental Authority is withdrawn, canceled, terminated, or modified to the material detriment of the Borrower or the Project, unless the Borrower reinstates and confirms in all respects the permit, approval, or agreement in effect within a period of twenty (20) days thereafter; and

      Any litigation or administrative proceeding shall commence involving the Borrower, this Agreement, any other Loan Document, any Construction Document, the Land, the Improvements or the Project which, in the Lender's sole reasonable judgment, has or may have a material and adverse effect on the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document, or to develop or use the Project, and such litigation or proceeding shall not have been terminated or dismissed within sixty (60) days after the commencement thereof.

    Remedies. Upon the occurrence of any Event of Default, in addition to any other rights or remedies available at law or in equity; or under any of the Loan Documents, the Lender may exercise any or all of the following rights and remedies as it, in its sole reasonable discretion, deems necessary or desirable:

      Enter upon the Project and complete the Project in accordance with the Plans and Specifications (with such changes therein as the Lender may deem appropriate) and take any action to preserve and protect the Project, all at the risk, cost and expense of the Borrower;

      At any time discontinue any work commenced by the Borrower in respect to the Project or change any course of action undertaken by it and not be bound by any limitations or requirements of time, whether set forth in this Agreement or otherwise;

      Assume the Construction Contract or any other agreement, contract or subcontract made and in any way relating to the Project and take over and use all or any part of the work, labor; services, materials, supplies or equipment contracted for; whether or not previously incorporated into the Project;

      In connection with any undertaking by the Lender to complete the Project pursuant to the provisions of this Agreement, (A) engage architects, contractors, subcontractors, mechanics, materialmen, laborers, suppliers and others for the purpose of performing any work, labor or services or furnishing any materials, supplies or equipment required in connection with the completion of the Project, (B) pay, settle or compromise all bills or claims which may become, if unpaid, mechanic's liens or which have been or may be incurred in any manner in connection with completing the Project or for the discharge of liens, encumbrances or defects in the title to the Project, and (C) take or refrain from taking such action hereunder as the Lender from time to time and in its sole discretion may determine; and

      Terminate this Agreement and the Lender's obligations under this Agreement, including the obligation to make further Advances (including Advances requested prior to such termination but not actually made at the time such termination occurs).

  MISCELLANEOUS.

    Trust Fund. All monies disbursed by the Lender pursuant to this Agreement shall be subject to the trust fund provisions of Section 13 of the New York Lien Law.

    Lien Law Section 22 Compliance. The Borrower covenants that the affidavit attached hereto as Exhibit B and made a part hereof is made pursuant to and in compliance with Section 22 of the New York Lien Law, and, if so indicated in such affidavit, a portion of the proceeds of the Loan will be applied to reimburse the Borrower for payments made by the Borrower prior to the first Advance under this Agreement, but subsequent to the commencement of the construction of the Improvements, for items of "cost of improvement", as defined in Subdivision 5 of Section 2 of the New York Lien Law.

    Notice of Lending. The Borrower covenants that attached hereto as Exhibit C and made a part hereof is a Notice of Lending pursuant to Article 3A of the New York Lien Law with respect to Advances by the Lender to the Borrower.

    Assignment by Lender. If the Lender shall assign its rights in and to this Agreement to a successor, all provisions of this Agreement shall continue to apply to the disbursement of monies. Upon such assignment, the successor shall be deemed to have succeeded to all of the rights of the Lender under this Agreement and to have assumed all of the obligations of the Lender to disburse such monies in the manner and subject to the terms and conditions of this Agreement. Such assignment and assumption shall effect the release of the Lender from any further obligations under this Agreement.

    Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to the Borrower (at its address on the Lender's records) or to the Lender (at the address on page one and separately to the Lender officer responsible for the Borrower's relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal service and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository and maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between the Borrower and the Lender. Copies of all notices provided for hereunder or under the other Loan Documents shall also be sent to The Aristotle Corporation, Attention: CFO, 901 Janesville Avenue, Fort Atkinson, WI, 53538, and The Aristotle Corporation, Attention: President and General Counsel, 96 Cummings Point Road, Stamford, CT, 06902

    Cumulative Nature; Nonexclusive Exercise; and Waivers of Rights and Remedies. All rights and remedies of the Lender pursuant to this Agreement and its other agreements with the Borrower shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by the Lender of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Lender. No course of dealing or other conduct heretofore pursued, accepted or acquiesced in, no course of performance or other conduct hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by the Lender, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall operate as a waiver of any right or remedy of the Lender pursuant to this Agreement or otherwise. No delay by the Lender in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice or demand of any kind, and no attempted but unsuccessful notice or demand of any kind, by the Lender prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of the Lender to exercise the same or any other such right or remedy on such or any future occasion without any notice or demand of any kind. No waiver by the Lender of any such right or remedy, or modification of this Agreement, shall be effective unless made in a writing duly executed by the Lender and specifically referring to such waiver. No waiver by the Lender on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

    Entire Agreement; Modification; and Certain Consents and Waivers. This Agreement contains the entire agreement between the Borrower and the Lender with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by the Lender with respect thereto, whether or not relied or acted upon. Except as expressly provided in this Agreement, this Agreement shall not be modified or terminated, no indebtedness, liability or obligation of the Borrower pursuant to this Agreement, and no right or remedy of the Lender pursuant to this Agreement or otherwise, shall be impaired or otherwise affected, by any act, omission or other thing. The Borrower consents, without notice, (other than as provided for in this Agreement or by law) to each act, omission and other thing that would or might, but for such consent, modify or terminate this Agreement or impair or otherwise affect any such indebtedness, liability, obligation, right or remedy. The Borrower waives, without notice, each act and other thing upon which, but for such waiver, any indebtedness, liability or obligation of the Borrower pursuant to this Agreement or any right or remedy of the Lender pursuant to this Agreement or otherwise, would or might be conditioned.

    Governing Law. This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. This Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COUNTY COURTS IN ULSTER COUNTY AND ALBANY COUNTY IN THE STATE OF NEW YORK AND TO THE FEDERAL COURTS FOR THE EASTERN AND SOUTHERN DISTRICTS OF THE STATE OF NEW YORK AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT THE BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST THE BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF THE BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

    Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due or should be performed under this Agreement and the term "Borrower" shall include each as well as all of them.

    General. This Agreement shall be binding upon the Borrower and upon each successor and assign of the Borrower; and shall inure to the benefit of, and be enforceable by, the Lender and each successor and assign of the Lender. This Agreement is a binding obligation enforceable against the Borrower and its heirs and legal representatives and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. Any reference herein to "Lender" shall be deemed to include and apply to every subsequent holder of this Agreement and any reference herein to "Borrower" shall include; (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of the Borrower shall have been transferred; (ii) in the case of a partnership Borrower, any new partnership which shall have been created by reason of the admission of any new partner or partners therein, or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company Borrower, any other entity into or with which the Borrower shall have been merged, consolidated, reorganized, or absorbed. Except as expressly provided in this Agreement, each right and remedy of the Lender pursuant to this Agreement, and each action of the Lender pursuant to the authorization and appointment as attorney-in-fact contained in this Agreement, may be exercised or taken (i) at any time and from time to time; (ii) at the sole option of the Lender or its agents; (iii) without any notice or demand of any kind; and (iv) whether or not any Event of Default has occurred or existed, but the Lender shall not be obligated to exercise any such right or remedy or to take any such action. Each request of the Lender pursuant to this Agreement may be made (i) at any time and from time to time; (ii) at the sole option of the Lender or its agents; and (iii) whether or not any Event of Default has occurred or existed. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or; if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid. Any provision of this Agreement that prohibits the Borrower from taking any action shall be construed to prohibit the Borrower from taking such action directly or indirectly. Except as expressly provided in this Agreement, any reference in this Agreement to any statute, regulation or other law shall be deemed to be as of any time a reference to such statute, regulation or other law as in effect at such time or; if such statute, regulation or other law is not in effect at such time, a reference to any similar statute, regulation or other law in effect at such time. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Any reference to the Lender's agents shall include Manufacturers and Traders Trust Company. Without limiting the generality of any reference hereunder to an agent of the Lender, any right or remedy granted to the Lender under this Agreement, including the right to be reimbursed for expenses hereunder, shall inure to the benefit of and be enforceable by both the Lender and its agents.

    WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ACCEPT THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed the day and year first above written.

Simulaids, Inc.

By: /s/John McNeff

John McNeff, Vice President

M&T REAL ESTATE TRUST

By: /s/ Julie H. Krieger

Julie H. Krieger, Vice President

ACKNOWLEDGMENT

STATE OF NEW YORK )

ss.

COUNTY OF DUTCHESS )

On the 1st day of July, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared John McNeff and Julie H. Krieger, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Justin Cole

Justin Cole, Notary Public